UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant ■
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
■ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

TIMBERLAND BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
■ No fee required
☐ Fee paid previously with preliminary material
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

December 17, 2025
Dear Shareholder:
You are cordially invited to attend the annual meeting of shareholders of Timberland Bancorp, Inc. The meeting will be held on Tuesday, January 27, 2026 at 1:00 p.m., local time. Our 2026 annual meeting of shareholders will be a virtual meeting conducted solely online and can be attended by visiting www.virtualshareholdermeeting.com/TSBK2026. To participate in the annual meeting, you will need the control number located on your proxy card or on the instructions that accompanied your proxy materials. You will not be able to attend the annual meeting in person.
The Notice of Annual Meeting of Shareholders and Proxy Statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on our operations. Directors and officers of Timberland Bancorp, Inc., as well as a representative of Delap LLP, our independent registered public accounting firm for the fiscal year ended September 30, 2025, will be present to respond to appropriate questions of shareholders.
It is important that your shares are represented at the meeting, whether or not you attend the virtual meeting and regardless of the number of shares you own. To make sure your shares are represented, we urge you to vote promptly. You may vote your shares via the Internet or a toll-free telephone number, or by completing and mailing the enclosed proxy card. If you attend the virtual meeting, you may vote even if you have previously submitted your proxy.
We look forward to seeing you at the meeting.
Sincerely,

/s/Michael J. Stoney
Michael J. Stoney
Board Chair

TIMBERLAND BANCORP, INC.
624 SIMPSON AVENUE
HOQUIAM, WASHINGTON 98550
(360) 533-4747

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 27, 2026
Notice is hereby given that the annual meeting of shareholders of Timberland Bancorp, Inc. will be held on Tuesday, January 27, 2026 at 1:00 p.m., local time, for the following purposes:

Proposal 1.	Election of three directors to each serve for a term of three years.

Proposal 2.	Advisory (non-binding) approval of our executive compensation as disclosed in this Proxy Statement.

Proposal 3.	Ratification of the Audit Committee's selection of Delap LLP as our independent registered public accounting firm for the year ending September 30, 2026.
We will also consider and act upon such other business as may properly come before the meeting, or any adjournment or postponement thereof. As of the date of this notice, we are not aware of any other business to come before the annual meeting.
Our 2026 annual meeting of shareholders will be a virtual meeting conducted solely online and can be attended by visiting www.virtualshareholdermeeting.com/TSBK2026. To participate in the annual meeting, you will need the control number located on your proxy card or the instructions that accompanied your proxy materials.
Important notice regarding the availability of proxy materials for the annual meeting of shareholders to be held on January 27, 2026. Our Proxy Statement, proxy card and Annual Report to Shareholders are available at https://materials.proxyvote.com/887098.
The Board of Directors has fixed the close of business on December 2, 2025 as the record date for the annual meeting. This means that shareholders of record at the close of business on that date are entitled to receive notice of, and to vote at the meeting and any adjournment thereof. To ensure that your shares are represented at the meeting, please take the time to vote by submitting your vote via the Internet or telephone, or by signing, dating and mailing the enclosed proxy card which is solicited by the Board of Directors. The proxy will not be used if you attend the virtual annual meeting and vote. Regardless of the number of shares you own, your vote is very important. Please act today.
BY ORDER OF THE BOARD OF DIRECTORS

/s/Jonathan A. Fischer
JONATHAN A. FISCHER
CORPORATE SECRETARY
Hoquiam, Washington
December 17, 2025

IMPORTANT: Voting promptly will save us the expense of further requests for proxies in order to ensure a quorum. You may vote via the Internet or by telephone. Alternatively, a proxy card and self-addressed envelope are enclosed for your convenience. No postage is required if mailed in the United States.

PROXY STATEMENT
OF
TIMBERLAND BANCORP, INC.
624 SIMPSON AVENUE
HOQUIAM, WASHINGTON 98550
(360) 533-4747

ANNUAL MEETING OF SHAREHOLDERS JANUARY 27, 2026
The Board of Directors of Timberland Bancorp, Inc. is using this Proxy Statement to solicit proxies from our shareholders for use at the annual meeting of shareholders. We are first mailing this Proxy Statement and the enclosed form of proxy to our shareholders on or about December 17, 2025.
The information provided in this Proxy Statement relates to Timberland Bancorp, Inc. and its wholly-owned subsidiary, Timberland Bank. Timberland Bancorp, Inc. may also be referred to as "Timberland" and Timberland Bank may also be referred to as the "Bank." References to "we," "us" and "our" refer to Timberland and, as the context requires, Timberland Bank.

INFORMATION ABOUT THE ANNUAL MEETING
Time and Place of the Annual Meeting
Our annual meeting will be held as follows:

Date:	Tuesday, January 27, 2026
Time:	1:00 p.m., local time
Place:	Virtual meeting at www.virtualshareholdermeeting.com/TSBK2026
Matters to Be Considered at the Annual Meeting
At the meeting, you will be asked to consider and vote upon the following proposals:

Proposal 1.	Election of three directors to each serve for a term of three years.

Proposal 2.	Advisory (non-binding) approval of our executive compensation as disclosed in this Proxy Statement.

Proposal 3.	Ratification of the Audit Committee's selection of Delap LLP as our independent registered public accounting firm for the year ended September 30, 2026.
We also will transact any other business that may properly come before the annual meeting. As of the date of this Proxy Statement, we are not aware of any other business to be presented for consideration at the annual meeting other than the matters described in this Proxy Statement.
Who is Entitled to Vote?
We have fixed the close of business on December 2, 2025 as the record date for shareholders entitled to notice of and to vote at our annual meeting. Only holders of record of Timberland's common stock on that date are entitled to notice of and to vote at the annual meeting. You are entitled to one vote for each share of Timberland common stock you own. On December 2, 2025, there were 7,880,773 shares of Timberland common stock outstanding and entitled to vote at the annual meeting.

How Do I Vote at the Annual Meeting?
Proxies are solicited to provide all shareholders on the voting record date an opportunity to vote on matters scheduled for the annual meeting and described in these materials. This answer provides voting instructions for shareholders of record. You are a shareholder of record if your shares of Timberland common stock are held in your name. If you are a beneficial owner of Timberland common stock held by a broker, bank or other nominee (i.e., in "street name"), please see the instructions in the section below, titled "What if My Shares Are Held in Street Name?"
Shares of Timberland common stock can only be voted if the shareholder is present virtually or by proxy at the annual meeting. To ensure your representation at the annual meeting, we recommend you vote by proxy even if you plan to attend the virtual annual meeting. You can always change your vote at the meeting if you are a shareholder of record by following the instructions on the proxy card.
Shareholders may vote by proxy via the Internet or a toll-free telephone number, or by mailing a proxy card. Voting instructions are included on your proxy card. Shares of Timberland common stock represented by properly executed proxies will be voted by the individuals named on the proxy card in accordance with the shareholder's instructions. Where properly executed proxies are returned to us with no specific instruction as how to vote at the annual meeting, the persons named in the proxy will vote the shares FOR the election of each of our director nominees, FOR advisory approval of the compensation of our executive officers as disclosed in this Proxy Statement and FOR ratification of the selection of Delap LLP as our independent registered public accounting firm. If any other matters are properly presented at the annual meeting for action, the persons named in the enclosed proxy and acting thereunder will have the discretion to vote on these matters in accordance with their best judgment. We do not currently expect that any other matters will be properly presented for action at the annual meeting.
You may receive more than one proxy card depending on how your shares are held. For example, you may hold some of your shares individually, some jointly with your spouse and some in trust for your children. In this case, you will receive three separate proxy cards to vote.
What if My Shares Are Held in Street Name?
If you are the beneficial owner of shares held in street name by a broker, bank or other nominee, the nominee, as the record holder of the shares, is required to vote the shares in accordance with your instructions. If your common stock is held in street name, you will receive instructions from the nominee that you must follow in order to have your shares voted. The nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form that accompanies this Proxy Statement. If you do not give instructions to the nominee, the nominee may nevertheless vote the shares with respect to discretionary items, but will not be permitted to vote your shares with respect to non-discretionary items, pursuant to current industry practice. In the case of non-discretionary items, shares not voted are treated as "broker non-votes." The proposal to elect directors and the advisory vote on executive compensation are considered non-discretionary items; therefore, you must provide instructions to the nominee in order to have your shares voted on these proposals.
If your shares are held in street name, you will need to follow the instructions provided by the nominee in order to virtually attend the annual meeting.
How Will My Shares of Common Stock Held in the Employee Stock Ownership Plan Be Voted?
We maintain the Timberland Bank Employee Stock Ownership and 401(k) Plan ("ESOP and 401(k) Plan") for the benefit of our employees. Each participant may instruct the trustee how to vote the shares of Timberland common stock allocated to his or her account under the ESOP portion of the plan by completing the voting instruction sheet distributed by the administrator. If a participant properly executes the voting instruction sheet, the administrator will instruct the trustee to vote the participant's shares in accordance with the participant's instructions. Allocated shares for which proper voting instructions are not received will be voted by the trustee in the same proportion as shares for which the trustee has received voting instructions. There are no unallocated shares.

How Many Shares Must Be Present to Hold the Meeting?
A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, virtually or by proxy, of at least a majority of the shares of Timberland common stock entitled to vote at the annual meeting as of the record date will constitute a quorum. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.
What if a Quorum Is Not Present at the Meeting?
If a quorum is not present at the scheduled time of the meeting, a majority of the shareholders present virtually or represented by proxy may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given unless the adjourned meeting is set to be held 120 days or more after the original meeting. An adjournment will have no effect on the business that may be conducted at the meeting.
Vote Required to Approve Proposal 1: Election of Directors
Directors are elected by a plurality of the votes cast, in person or by proxy, at the annual meeting by holders of Timberland common stock. Accordingly, the three nominees for election as directors who receive the highest number of votes actually cast will be elected. Pursuant to our Articles of Incorporation, shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election because the nominees receiving the greatest number of votes will be elected. Our Board of Directors unanimously recommends that you vote FOR the election of each of its director nominees.
Vote Required to Approve Proposal 2: Advisory Approval of Executive Compensation
Approval on an advisory (non-binding) basis of our executive compensation requires the affirmative vote of a majority of the votes cast at the annual meeting. Abstentions and broker non-votes do not constitute votes cast and therefore will have no effect on the proposal. Our Board of Directors unanimously recommends that you vote FOR approval of the compensation of our named executive officers.
Vote Required to Approve Proposal 3: Ratification of the Selection of the Independent Registered Public Accounting Firm
Ratification of the selection of Delap LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2026 requires the affirmative vote of a majority of the votes cast at the annual meeting. Abstentions do not constitute votes cast and therefore will have no effect on the proposal. Our Board of Directors unanimously recommends that you vote FOR the ratification of the selection of the independent registered public accounting firm.
May I Revoke My Proxy?
You may revoke your proxy before it is voted by:
•submitting a new proxy with a later date;
•notifying the Corporate Secretary of Timberland in writing before the annual meeting that you have revoked your proxy; or
•voting at the annual meeting.
If you plan to attend the virtual annual meeting and vote during the meeting, instructions for voting will be provided.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of December 2, 2025, the voting record date, information regarding share ownership of:
•those persons or entities (or groups of affiliated persons or entities) known by management to beneficially own more than five percent of Timberland's common stock other than directors and executive officers;
•each director and director nominee of Timberland;
•each executive officer of Timberland or Timberland Bank named in the Summary Compensation Table appearing under "Executive Compensation" below (known as "named executive officers"); and
•all current directors and executive officers of Timberland and Timberland Bank as a group.
Persons and groups who beneficially own in excess of five percent of Timberland's common stock are required to file with the Securities and Exchange Commission ("SEC"), and provide us a copy, reports disclosing their ownership pursuant to the Securities Exchange Act of 1934. To our knowledge, no other person or entity, other than the ones set forth below, beneficially owned more than five percent of the outstanding shares of Timberland's common stock as of the close of business on the voting record date.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In accordance with Rule 13d-3 of the Securities Exchange Act, a person is deemed to be the beneficial owner of any shares of common stock if he or she has voting and/or investment power with respect to those shares. Therefore, the table below includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, shares held in the ESOP and 401(k) Plan, and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power. In addition, in computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to outstanding options that are currently exercisable or exercisable within 60 days after the voting record date are included in the number of shares beneficially owned by the person and are deemed outstanding for the purpose of calculating the person's percentage ownership. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
As of the voting record date, there were 7,880,773 shares of Timberland common stock outstanding.

Name	Number of Shares Beneficially Owned (1)		Percent of Shares Outstanding (%)

Beneficial Owners of More Than 5%
Timberland Bank Employee Stock Ownership and 401(k) Plan	376,658	(2)	4.8
BlackRock, Inc.	584,698	(3)	7.3
Dimensional Fund Advisors LP	568,941	(4)	7.1
The Vanguard Group	448,319	(5)	5.6

Directors
Parul Bhandari	3,345		*
Andrea M. Clinton	10,510		*
Robert A. Drugge	51,945		*
Kathy D. Leodler	7,135		*
David A. Smith	24,686		*
Michael J. Stoney	15,440		*
Kelly A. Suter	3,845		*

Named Executive Officers
Dean J. Brydon (6)	78,213		*
Jonathan A. Fischer	32,747		*
Matthew J. DeBord	16,785		*
All Executive Officers and Directors as a Group (12 persons)	280,644		3.6
___________
*Less than one percent of shares outstanding.
(1)The amounts shown also include the following number of shares which the indicated individuals have the right to acquire within 60 days of the voting record date through the exercise of stock options: Ms. Bhandari and Ms. Suter, 1,400 shares each; Ms. Clinton, 1,600 shares; Mr. Drugge, Mr. Fischer and Mr. Brydon, 13,100 shares each; Mr. Stoney and Mr. Smith, 6,400 shares each; Ms. Leodler, 5,400 shares; Mr. DeBord, 9,000 shares; and all executive officers and directors as a group, 80,200 shares.
(2)Represents shares held in the ESOP and 401(k) Plan, consisting of 117,299 shares in the 401(k) portion of the Plan and 259,359 shares in the ESOP portion of the Plan. The Plan has shared voting and dispositive power with respect to shares held by participants. As of the voting record date, 9,311 shares in the 401(k) portion of the Plan were in the accounts of executive officers and included in their totals above. As of the voting record date, all shares in the ESOP portion of the Plan have been allocated to participants' accounts including 52,584 shares to executive officers which is included in their totals above. The address of the Plan is 624 Simpson Avenue, Hoquiam, Washington 98550.
(3)Based solely on Schedule 13G/A dated January 26, 2024, reporting sole voting power over 569,642 shares and sole dispositive power over 584,698 shares. The address of BlackRock Inc. is 50 Hudson Yards, New York, New York 10001.
(4)Based solely on a Schedule 13G/A dated February 14, 2024, reporting sole voting power over 559,012 shares and sole dispositive power over 568,941 shares. According to this filing, Dimensional Fund Advisors LP furnishes investment advice to four investment companies and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (collectively, the "Funds"). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, "Dimensional") may possess voting and/or investment power over the shares reported, and may be deemed to be the beneficial owner of the shares held by the Funds. However, the shares reported are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. The address of Dimensional Fund Advisors LP is 6300 Bee Cave Road, Building One, Austin, Texas 78746.
(5)Based solely on a Schedule 13G/A dated November 12, 2024, reporting shared voting power over 3,397 shares, sole dispositive power over 442,261 shares and shared dispositive power over 6,058 shares. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(6)Mr. Brydon is also a director of Timberland.

PROPOSAL 1 - ELECTION OF DIRECTORS
Our Board of Directors consists of eight members and is divided into three classes. Approximately one-third of the directors are elected annually to serve for a three-year period or until their respective successors are elected and qualified. The table below sets forth information regarding each director of Timberland and each nominee for director.
The Nominating and Governance Committee of the Board of Directors selects nominees for election as directors. Each of our nominees currently serves as a Timberland director, and has consented to being named in this Proxy Statement and has agreed to serve if elected. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority. At this time, we are not aware of any reason why a nominee might be unable to serve if elected.
The Board of Directors recommends a vote FOR the election of Messrs. Brydon and Stoney and Ms. Suter.

Name	Age as of September 30, 2025	Year First Elected or Appointed Director	Term to Expire

Board Nominees

Dean J. Brydon	58	2023	2029 (1)
Michael J. Stoney	56	2010	2029 (1)
Kelly A. Suter	56	2020	2029 (1)

Directors Continuing in Office

Andrea M. Clinton	68	1996 (2)	2027
Robert A. Drugge	74	2023	2027
Kathy D. Leodler	70	2017	2027
Parul Bhandari	50	2021	2028
David A. Smith	70	2000	2028
_____________
(1)Assuming re-election.
(2)Includes prior service on the Board of Directors of Timberland Bank.
Set forth below is the principal occupation of each nominee for director and each director continuing in office. Each member of our Board of Directors is also a member of the Board of Directors of Timberland Bank. All nominees and directors have held their present positions for at least five years unless otherwise indicated.
Dean J. Brydon was appointed as Chief Executive Officer of Timberland and Timberland Bank effective February 1, 2023. Mr. Brydon has been affiliated with Timberland since 1994, serving as Chief Financial Officer from January 2000 until January 2023, and as President from January 2022 until January 2023. Mr. Brydon is a Certified Public Accountant.
Michael J. Stoney is a licensed Certified Public Accountant and a partner in the accounting firm, Easter & Stoney, P.S., Elma, Washington.
Kelly A. Suter is a former financial and technology executive with experience in software, data solutions, digital transformation, and cyber risk management. Since late 2017, she has provided consulting and advisory services to early-stage technology companies; and prior to that she was the Chief Operating Officer at Calico Energy Services, Seattle, Washington which provided data services to large investor-owned utilities. She has also held various technical, financial, operational and/or advisory roles in other regulated industries, including payroll, energy, healthcare, and banking (including Key Bank). She began her career as an auditor at Price Waterhouse and is a Certified Public Accountant (inactive status).

Andrea M. Clinton, an interior designer, is the owner of AMC Interiors at Home and AMC Interiors, both of which are located in Olympia, Washington.
Robert A. Drugge has been affiliated with Timberland since April 2006, serving as Executive Vice President of Lending from September 2006 until his retirement in March 2023. Prior to joining Timberland, Mr. Drugge was employed at Bank of America as a senior officer and most recently served as Senior Vice President and Commercial Banking Manager. Mr. Drugge began his banking career at Seafirst in 1974, which was acquired by Bank America Corp. and became known as Bank of America.
Kathy D. Leodler is the founder and Chief Executive Officer of the Rampart Group LLC, based in Silverdale, Washington, that provides security, consulting and investigation and litigation support services to corporations, law- firms, small- and medium-sized businesses, and individuals. Ms. Leodler formed the Rampart Group LLC in 2011, after a 23-year distinguished federal law enforcement career as an FBI Special Agent and executive leader. She has also served as Director-Anti Piracy for the music industry and Director-Security for a medical technology company and a high net worth family and business.

    Parul Bhandari currently leads Worldwide Partner Sales Strategy for Microsoft’s Telco, Media, and Gaming industries, shaping global partner ecosystem strategy and driving large-scale AI partner execution. She previously led Data Analytics solution strategy for Microsoft’s Worldwide Public Sector, advancing cross-industry partnerships and major digital transformation initiatives across global government and commercial organizations. Prior to joining Microsoft, Ms. Bhandari served as Vice President of Business Development and Alliances at Acelsior in Washington, D.C. Since 2022, she has served as a Director for NRC Health (Nasdaq: NRC) and previously served as a Director and Audit Committee Chair for Cartica Acquisition Corp SPAC (Nasdaq: CITEU).
David A. Smith is a pharmacist and the former owner of Harbor Drug, Inc., a retail pharmacy located in Hoquiam, Washington.
The following table identifies the experience, qualifications, attributes and skills that led to the conclusion that the individual should serve as a director of Timberland.

	Current or Past Owner of a Business Enterprise	CPA or Financial Expert	Technology Expert	Strong Community Presence or Involvement	Knowledge of Local Real Estate Markets	Current or Past CEO or President

Parul Bhandari			X	X	X
Dean J. Brydon		X		X	X	X
Andrea M. Clinton	X			X	X	X
Robert A. Drugge		X		X	X
Kathy D. Leodler	X		X	X	X	X
David A. Smith	X			X	X	X
Michael J. Stoney	X	X		X	X	X
Kelly A. Suter	X	X	X	X	X	X

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS
Board of Directors
The Boards of Directors of Timberland and Timberland Bank conduct their business through board and committee meetings. Both Boards generally meet on a monthly basis, holding additional special meetings as needed. During the fiscal year ended September 30, 2025, the Boards of Directors each held 12 monthly meetings and three special meetings. No director of Timberland or Timberland Bank attended fewer than 75% of the total meetings of the boards and committees on which such person served during this period, including 100% committee attendance.
Committees and Committee Charters
The Board of Directors of Timberland has standing Audit, Budget, Nominating and Governance, Strategic Planning and Enterprise Risk Management, and Technology Committees. The Boards of Directors of Timberland and Timberland Bank have a joint Compensation Committee. The Board has adopted written charters for each of its committees (except the Budget Committee), and copies of the Audit, Nominating and Governance, Compensation, and Technology Committee charters are available on our website at www.timberlandbank.com. You may also obtain copies of the Audit, Nominating and Governance, Compensation, and Technology Committee charters free of charge by writing to: Jonathan A. Fischer, Corporate Secretary, Timberland Bancorp, Inc., 624 Simpson Avenue, Hoquiam, Washington 98550, or by calling (360) 533-4747. The directors' current memberships on the committees is reflected below. Dean J. Brydon, our Chief Executive Officer, is not a member of any of these committees as they are comprised solely of non-employee directors.

	Audit Committee	Budget Committee	Nominating and Governance Committee	Strategic Planning and Enterprise Risk Management Committee	Technology Committee	Compensation Committee

Parul Bhandari			✓	✓	✓*	✓
Andrea M. Clinton		✓	✓	✓		✓
Robert A. Drugge		✓*		✓
Kathy D. Leodler			✓	✓	✓	✓*
David A. Smith	✓	✓	✓*	✓
Michael J. Stoney	✓		✓	✓*
Kelly A. Suter	✓*		✓	✓	✓
___________
*Committee chair
Audit Committee. The Audit Committee oversees management's fulfillment of its financial reporting responsibilities and maintenance of an appropriate internal control system. It also has the sole authority to appoint or replace our independent registered public account firm ("independent auditor") and oversees the activities of our internal audit functions. The Audit Committee also monitors our compliance with legal and regulatory requirements. The Audit Committee meets with the independent auditor to discuss the results of the annual audit and quarterly procedures. The members of the Audit Committee also receive and review reports, findings, disclosures, and other information presented to them by Timberland's officers, as well as third parties. The Audit Committee meets in executive session with the independent auditor and with Timberland's Chief Risk Officer at least annually. The Audit Committee meets at least quarterly. The Audit Committee met four times during the year ended September 30, 2025.
Each member of the Audit Committee is "independent" in accordance with the requirements for companies listed on Nasdaq. Directors Stoney and Suter have been designated by the Board of Directors as the "audit committee financial experts," as defined by the SEC. Director Stoney is a licensed Certified Public Accountant and Director Suter is a Certified Public Accountant (inactive status).

Budget Committee. The Budget Committee meets at least annually to review the financial projections and assumptions in the budget for the upcoming year. The Committee then presents the budget to the full Board for approval. The Budget Committee met once during the year ended September 30, 2025.
Nominating and Governance Committee. The Nominating and Governance Committee meets annually and on an as needed basis to assist the Board of Directors in overseeing:
•The composition of the Board to ensure that the appropriate knowledge, skills, and experience are represented;
•The director nomination process and procedures and any related matters required by federal securities laws; and
•Corporate governance practices to ensure the effective functioning of the Board.
Each member of the Committee is "independent" in accordance with the requirements for companies listed on Nasdaq. The Committee met once during the year ended September 30, 2025.
The Committee is responsible for selecting qualified individuals to fill expiring director's terms and openings on the Board of Directors. Final approval of director nominees is determined by the full Board, based on the recommendations of the Committee. Only those nominations made by the Committee or properly presented by shareholders will be voted upon at the annual meeting. In its deliberations for selecting candidates for nominees as director, the Committee considers the candidate's knowledge of the banking business and involvement in community, business and civic affairs, and also considers whether the candidate would provide for adequate representation of Timberland Bank's market area. Any nominee for director made by the Committee must be highly qualified with regard to some or all these attributes. In searching for qualified director candidates to fill vacancies on the Board, the Committee solicits its current Board of Directors for names of potentially qualified candidates. The Committee also utilizes third party firms such as OnBoarding Women and BoardReady to help identify potential qualified candidates. The Committee would then consider the potential pool of director candidates, select the candidate it believes best meets the then-current needs of the Board, and conduct a thorough investigation of the proposed candidate's background to ensure there is no past history that would cause the candidate not to be qualified to serve as one of our directors. Although the Nominating and Governance Committee charter does not specifically provide for the consideration of shareholder nominees for directors, the Committee will consider director candidates recommended by a shareholder that are submitted in accordance with our Articles of Incorporation. Because our Articles of Incorporation provide a process for shareholder nominations, the Committee did not believe it was necessary to provide for shareholder nominations of directors in its charter. If a shareholder submits a proposed nominee, the Committee would consider the proposed nominee, along with any other proposed nominees recommended by members of our Board of Directors, in the same manner in which the Committee would evaluate its nominees for director. For a description of the proper procedure for shareholder nominations, see "Shareholder Proposals" in this Proxy Statement.
As noted above, the Committee considers a number of criteria when selecting new members of the Board. Those criteria, as well as professional background, industry expertise, geographic location, gender identity and demographic background, are considered to provide for diversity on our Board of Directors. These diversity factors are considered when the Committee and Board are seeking to fill a vacancy or new seat on the Board.
Strategic Planning and Enterprise Risk Management Committee. The Committee meets on an as needed basis to assist the Board in identifying areas of strategic direction and opportunity, and evaluating and planning enterprise risk management with the overall primary purpose of enhancing shareholder value. The Committee met three times during the year ended September 30, 2025 and additional strategic planning and enterprise risk management sessions were held during full Board meetings throughout the year.
Technology Committee. The Technology Committee assists the Board in fulfilling its oversight responsibilities with respect to the role of technology in executing Timberland's business strategy. The Committee reviews Timberland's technology planning and strategy, reviews significant technology investments, and monitors and evaluate trends and risks in technology and cybersecurity. Members of the Committee bring substantial experience in information technology operations, cybersecurity, and risk management, providing guidance on technology strategy, operational performance, and cybersecurity oversight. The Technology Committee meets on a regular basis and is comprised of numerous members of the management team, the Chief Technology Officer and the Information Security Officer. The Committee reports to the Board of Directors through committee minutes. The Committee met four times during the year ended September 30, 2025.
Compensation Committee. The Boards of Directors of Timberland and Timberland Bank have a joint Compensation Committee. The Committee meets at least twice per year (including at least once in executive session) and on an as needed basis to discharge the Board's responsibilities relating to executive compensation. The Compensation Committee approves goals for Mr. Brydon, evaluates his performance relative to stated goals and determines his cash and equity compensation. Mr. Brydon is not present during any voting or deliberations by the Committee regarding his compensation. Mr. Brydon makes recommendations to the Compensation Committee regarding the compensation of all other executive officers. The Committee considers the recommendations of Mr. Brydon, evaluates the performance of the executive officers and determines cash and equity compensation for the executive officers. The Compensation Committee is also responsible for making recommendations to the full Board for director compensation, overseeing executive succession and administering equity plans. This Committee met twice during the year ended September 30, 2025.
Corporate Governance
We are committed to establishing and maintaining high standards of corporate governance. Our executive officers and Board of Directors have worked together to establish a comprehensive set of corporate governance initiatives that they believe will serve the long-term interests of our shareholders and employees.
Governance Highlights. Governance is a continuing focus at Timberland. Highlights of our program include the following:

Director independence	Six of eight directors are independent
Director diversity	Four of eight directors are women
Board meetings	Independent directors meet in regular executive sessions throughout the year
Board committees	The Audit, Compensation, and Nominating and Governance Committees are comprised of independent directors
Board performance	The Board and its committees annually assess their performance through self-evaluation
Leadership structure	The positions of Board Chair and Chief Executive Officer are separately held
Risk oversight	The Board has a dedicated committee with the necessary skills to oversee the key risks to Timberland
Shareholder alignment	Policy restricting hedging of Timberland common stock
Our governance initiatives are intended to comply with the provisions contained in the Sarbanes-Oxley Act of 2002, the rules and regulations of the SEC adopted thereunder, and Nasdaq rules. We will continue to evaluate and improve our corporate governance principles and policies as appropriate.
Director Independence. Our common stock is listed on the Nasdaq Global Market. In accordance with Nasdaq requirements, at least a majority of our directors must be independent directors. The Board has determined that six of our eight directors are independent, as defined by Nasdaq. Directors Bhandari, Clinton, Leodler, Smith, Stoney and Suter are all independent.
Leadership Structure. The positions of Board Chair and Chief Executive Officer are held by two persons, which has been the case since September 2003. The Board believes this structure is appropriate for Timberland because it provides the Board with capable leadership and independence from management. It also allows the Chief Executive Officer to focus on the day-to-day business of managing Timberland, while the Board Chair leads the Board. The Board believes it is important to have an independent director leading the Board and has had an independent Board Chair since 2023. Having an independent Board Chair enables non-management directors to raise issues and concerns for Board consideration without immediately involving management.
Board Involvement in Risk Oversight. Risk management is the responsibility of management and risk oversight is the responsibility of the Board. The Board administers its risk oversight function through its Strategic Planning and

Enterprise Risk Management Committee. The Committee, which is comprised of all non-employee directors, is responsible for identifying and assessing risks that could result in serious harm to shareholder value. These risks include strategic risk, credit risk, liquidity risk, market risk, operational risk, technology and cybersecurity risk, legal risk, third-party vendor risk and reputation risk. The Committee meets as needed and works with management on developing strategies to appropriately mitigate the identified risks. The Board also manages risk through the division of responsibility within its committee structure, with each board committee being responsible for overseeing risk within its area of responsibility.
Directors keep themselves informed of the activities and condition of Timberland and of the risk environment in which it operates by regularly attending Board and assigned Board committee meetings, and by review of meeting materials, auditors' findings and recommendations, and supervisory communications. Directors stay abreast of general industry trends and any statutory and regulatory developments pertinent to Timberland and the Bank by periodic briefings by senior management, counsel, auditors or other consultants, and by more formal director education.
The Board oversees the conduct of Timberland's business and administers the risk management function by:
•selecting, evaluating, and retaining competent senior management;
•establishing, with senior management, Timberland's long- and short-term business objectives, and adopting operating policies to achieve these objectives in a legal and sound manner;
•monitoring operations to ensure that they are controlled adequately and are in compliance with laws and policies; and
•overseeing Timberland's business performance.
These responsibilities are governed by a complex framework of federal and state law and regulation as well as regulatory guidelines applicable to the operation of Timberland and the Bank.
The Board ensures that all significant risk-taking activities are covered by written policies that are communicated to appropriate employees. Specific policies cover material credit, market, liquidity, operational, technology, legal and reputation risks. The policies are formulated to further Timberland's business plan in a manner consistent with safe and sound practices. The Board ensures that all such policies are monitored by senior management to make certain that they conform with changes in laws and regulations, economic conditions, and Timberland's and the Bank's circumstances. The policies are implemented by senior management who develop and maintain procedures, including a system of internal controls, designed to foster sound practices, to comply with laws and regulations, and to protect Timberland against external crimes and internal fraud and abuse.
Management regularly provides the Board and its various committees with a significant amount of information regarding a wide variety of matters affecting Timberland. This includes senior management reports to the Board. These reports present information in a form meaningful to members of the Board, who recognize that the level of detail and frequency of individual senior management reports will vary with the nature of risk under consideration and Timberland's and the Bank's unique circumstances. Matters presented to the Board and Board committees generally include information with respect to risk. The Board and Board committees consider the risk aspects of such information and often request additional information with respect to issues that may involve risk to Timberland. The Board and Board committees also raise risk issues on their own initiative.
The Board has established a mechanism for independent third party review and testing of compliance with policies and procedures, applicable laws and regulations, and the accuracy of information provided by senior management. This is accomplished, for example, by an internal auditor reporting directly to the Audit Committee. In addition, an external audit is performed. The Audit Committee reviews the auditors' findings with senior management and monitors senior management's efforts to resolve any identified issues and recommendations. The Audit Committee provides regular reports of its activities to the Board.
The Board also reviews reports of inspection and examination or other supervisory activity, and any other material correspondence received from Timberland's regulators. Findings and recommendations, if any, are carefully reviewed, and progress in addressing such matters is routinely monitored.

Board Oversight of Information Security, and Cybersecurity. The Board recognizes the significance of cybersecurity risks and provides oversight of Timberland's Cyber and Information Security Program. The Board's Technology Committee assists the Board in its oversight responsibilities. A director and member of the Board's Technology Committee has completed and received Cybersecurity Oversight Certification from the National Association of Corporate Directors. The Board receives cybersecurity updates at least quarterly, including risk metrics, incident reports, and progress on mitigation strategies.
The primary responsibility for managing Timberland's cyber risk is vested in the Bank’s Information Security Officer ("ISO"). The ISO, who reports to the Chief Risk Officer, reports to the Board at least quarterly and attends all Audit Committee meetings. The ISO is responsible for the day-to-day management of the Cyber and Information Security Program, including oversight of risk assessments, incident response, employee training, and third-party vendor cybersecurity controls.
The Board’s Audit Committee also has oversight responsibility for audits related to information technology, security and information technology governance.
We promote a culture of continuous learning that has resulted in an experienced information technology team. In addition, we partner with industry experts for managed security services such as threat intelligence gathering, firewall management, intrusion detection system monitoring, and intrusion prevention services to ensure protection around the clock The information security program includes the following:
•strong third-party vendor oversight;
•cybersecurity education for employees;
•deployment of defense-in-depth strategy with multiple layers of controls to provide information     protections;
•engagement of third-party audit firms to conduct independent security assessments that include vulnerability assessments and penetration tests;
•holding new and ongoing security awareness training for all employees;
•adherence to all Federal Deposit Insurance Corporation, SEC, Nasdaq and Washington Sate requirements for handling information security incidents
Code of Ethics. The Board of Directors has adopted codes of ethics for each of our (1) principal executive officers and senior financial officers, (2) directors and (3) officers and other employees. The codes of ethics require individuals to maintain the highest standards of professional conduct. Our Code of Ethics for Principal Executive Officers and Senior Financial Officers was filed with the SEC as Exhibit 14 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2003 and is available on our website at www.timberlandbank.com.
Shareholder Communication with the Board of Directors. The Board of Directors maintains a process for shareholders to communicate with the Board. Shareholders wishing to communicate with the Board of Directors may do so by mailing a letter marked "Confidential" to the Board of Directors, Timberland Bancorp, Inc., 624 Simpson Avenue, Hoquiam, Washington 98550. Any communication must state the number of shares beneficially owned by the shareholder making the communication.
Annual Meeting Attendance by Directors. We do not have a policy regarding Board member attendance at annual meetings of shareholders. All members of the Board of Directors, attended the 2025 annual meeting of shareholders, with the exception of Ms. Bhandari, whose absence was excused.
Related Party Transactions. We have followed a policy of granting loans to our employees, officers and directors, which fully complies with all applicable federal regulations. Loans to our directors and executive officers are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions with non-insider employees prevailing at the time, unless the loan or extension of credit is made under a benefit program generally available to all other employees and does not give preference to any insider over any other employee. Under Timberland Bank's current employee and director loan benefit program, all employees and directors are entitled to the following preferred terms:
•Adjustable rate mortgage for personal residence: interest rate is 1.5% above Timberland Bank's cost of funds (subject to a floor of 5.50%); no loan fee is charged.
•Fixed rate mortgage for personal residence: interest rate is set at the current Federal Home Loan Mortgage Corporation par rate; no loan fee is charged.
•Home equity line of credit: interest rate is the Prime Rate (subject to a floor of 4.00%); no loan fee is charged.
•Consumer loans: normal interest rates apply; no loan fee is charged.

The table below provides information regarding loans in excess of $120,000 at September 30, 2025 to directors and executive officers under the loan benefit program:

Name	Type of Loan	Amount involved in the transaction ($)(1)	Amount outstanding at end of period ($)	Principal paid during the period ($)	Interest paid during the period	Interest rate (%)(2)
Matthew J DeBord	1-4 family	450,000	446,494	3,506	19,272	5.50
___________
(1) Consists of the largest amount of principal outstanding during the year.
(2) Adjustable rate loan at preferred terms.

During the year ended September 30, 2024, there were no loans to directors or executive officers in excess of $120,000 outstanding under the loan benefit program.
Loans to directors and executive officers are made in accordance with the same underwriting guidelines for non-insider customers and do not involve more than the normal risk of collectability, or present other unfavorable features. Loans to directors and executive officers are approved by the Board of Directors, with the director involved excluded from the vote. Loans to all directors and executive officers and their associates totaled approximately $868,000 (including $375,000 of available lines of credit) at September 30, 2025, which was 0.3% of our equity at that date. All loans to directors and executive officers were performing in accordance with their terms at September 30, 2025.
Hedging Policy. Timberland has a policy prohibiting officers and directors from purchasing financial instruments or otherwise engaging in transactions that hedge or offset any decrease in the market value of Timberland's equity securities.
Insider Trading Policy. We have adopted insider trading policies and procedures applicable to our directors, officers and employees (collectively, "insiders"), and have implemented processes that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and the Nasdaq listing standards. Our policies prohibit insiders and related persons and entities from trading in securities of Timberland and other companies while in possession of material, nonpublic information. Our policies also prohibit insiders from disclosing material, nonpublic information of Timberland, or another publicly traded company, to others who may trade on the basis of that information. The policies require that insiders only trade in Timberland stock during an open window period and pre-clear all transactions in Timberland securities. The policy prohibits hedging, derivatives, or any speculative transactions involving Timberland Bancorp stock by all directors, officers and employees. Our directors and officers must also comply with quarterly black-out window trading restrictions. This summary of our insider trading policies and procedures does not purport to be complete and is qualified by reference to our Timberland Bancorp, Inc. Policies and Procedures Governing Trading in Securities and Confidentiality of Insider Information, copies of which can be found as Exhibit 19 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2025.

Compensation Recovery Policy. Effective December 1, 2023, the Board of Directors adopted the Timberland Bancorp, Inc. Compensation Recovery Policy in accordance with the applicable rules of Section 10D of the Securities Exchange Act, Rule 10D-1 under the Securities Exchange Act and Nasdaq Listing Rule 5608, to provide for the recovery of certain incentive compensation in the event of an accounting restatement of Timberland's financial statements due to material noncompliance with any financial reporting requirement under U.S. securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The policy applies to Timberland's current and former executive officers, including the named executive officers, and is administered by the Audit Committee.

DIRECTORS' COMPENSATION
The following table shows the compensation paid to our directors for the fiscal year ended September 30, 2025, with the exception of Dean J. Brydon, who is our Chief Executive Officer, whose compensation is included in the section below entitled "Executive Compensation."

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)

Parul Bhandari	48,031	24,122	—	72,153
Andrea M. Clinton	42,801	24,122	—	66,923
Robert A. Drugge	49,339	24,122	—	73,461
Kathy D. Leodler	48,031	24,122	—	72,153
David A. Smith	48,031	24,122	—	72,153
Michael J. Stoney	53,260	24,122	—	77,382
Kelly Suter	48,031	24,122	—	72,153
______________
(1)Represents the aggregate grant date fair value of awards, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, "Compensation - Stock Compensation" ("FASB ASC Topic 718"). For a discussion of valuation assumptions, see Note 15 of the Notes to Consolidated Financial Statements in Timberland's Annual Report on Form 10-K for the year ended September 30, 2025. As of September 30, 2025, the directors had the following amounts of outstanding options to purchase shares of Timberland common stock: Directors Bhandari and Suter, 2,000 each; Director Clinton, 3,000; Director Leodler, 6,000; Director Drugge, 14,600; Directors Smith and Stoney, 7,000, each.
Each of the non-employee directors received a retainer of $3,581 per month. The Board Chair received an additional monthly retainer of $875 and each Committee Chair received an additional monthly retainer of $438, with the exception of the Budget Committee Chair, who received an additional monthly retainer of $109. No additional fees were paid for Board or committee meetings attended. Each non-employee director may periodically receive a discretionary stock-based award, if shares are available. On September 23, 2025, each non-employee director received an award of 700 shares of restricted stock. The shares vest pro rata over three years from the grant date, with the first one-third vesting one year after the grant date.

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Committee
The Compensation Committee of Timberland Bank administers all policies that govern executive compensation for Timberland and Timberland Bank. Because Timberland has no employees other than Bank employees who perform services on behalf of Timberland without additional compensation, the Bank's Compensation Committee evaluates individual executive performance, compensation policies and salaries. This Committee is responsible for evaluating the performance of our Chief Executive Officer, while the Chief Executive Officer evaluates the performance of other senior officers of Timberland Bank and makes recommendations to the Committee regarding their compensation levels.
Objectives and Overview of the Compensation Program
Our executive compensation policies are designed to establish an appropriate relationship between executive pay and the annual and long-term performance of Timberland and Timberland Bank. The principles underlying our executive compensation policies are:
•to attract and retain key executives who are vital to our long-term success;
•to provide levels of compensation competitive with those offered throughout the banking industry and consistent with our level of performance; and
•to motivate executives to enhance long-term shareholder value by building their equity interest in Timberland.
In making its recommendations for executive compensation, the Committee considers numerous factors, including the past service of the executive, the present and potential contributions of the executive to our success, and other factors deemed relevant, including the executive's number of years of service and position with Timberland and Timberland Bank. In addition, the Committee may review compensation reports prepared by third parties of companies and banks that are of a similar size and primarily located in the Pacific Northwest in order to make their recommendations.
Compensation Consultant
From time to time, the Compensation Committee engages outside advisors to assist the Committee with its responsibilities. In 2023, the Compensation Committee retained Blanchard Consulting Group ("Blanchard") to review Board compensation and to assist in developing a more formalized incentive plan for Timberland's executive officers for the year ended September 30, 2024. Blanchard was retained by, and reported directly to, the Compensation Committee and provided no other services to Timberland in 2024 or 2023. The engagement resulted in adjustments to Board member compensation and the implementation of a new executive officer incentive plan structure, which is described in more detail below under "Annual Incentive Compensation." Based on SEC and Nasdaq standards regarding compensation advisor independence, as well as the analysis conducted by Blanchard in its independence review, the Compensation Committee concluded that Blanchard is an independent and conflict-free advisor to the Committee. In 2025, the Compensation Committee did not engage outside advisors to assist the committee.
Elements of Compensation
The Compensation Committee focuses primarily on the following three components in forming the total compensation package for our executive officers: base salary; annual incentive compensation; and long-term incentive compensation. The current compensation plans involve a combination of salary and non-equity incentive compensation to reward short-term performance, and equity awards and contributions to the Timberland Bank 401(k) Plan as long-term incentive compensation, as well as to provide employees with a retirement benefit. There is no formula whereby one element of compensation is used to offset another element.
Base Salary. Base salary is intended to create a secure base of cash compensation for executives and to reward an executive's ongoing performance. Base salaries are standard in the banking industry for most positions, including executive positions. Timberland Bank's Board of Directors approves an annual base salary for all senior officers and executive officers, based upon recommendations from the Compensation Committee. Annual base salaries are generally effective October 1st of each year. Factors considered in setting base salaries include the executive's performance, our overall performance and compensation levels in the financial industry, among other factors.
The salary levels of our executive officers are designed to be competitive with those of executives at similarly- sized institutions in our market area. Each year, management reviews the Northwest Financial Industry Salary Survey prepared by Milliman USA and provides salary range information to the Compensation Committees. Executive salaries generally fall within the ranges provided by the survey data; however, individual salaries may fall outside the range depending on an individual's qualifications and contributions. Individual annual performance is reviewed by the Compensation Committee (in the case of the Chief Executive Officer) or the Chief Executive Officer (in the case of the other executive officers) to determine adjustments to compensation. The Compensation Committee also evaluates compensation in light of our annual financial performance. Material changes in compensation are rare but may be made to reward an executive for his or her contributions to our success. The Compensation Committee engaged Bank Director, an independent third-party service provider to facilitate the evaluation of the Chief Executive Officer's overall performance and achievement of annual goals and objectives for the year ended September 30, 2024. For the year ended September 30, 2025, the Compensation Committee evaluated the Chief Executive Officer's overall performance internally, using a similar structure to that used in 2024.

Annual Incentive Compensation. Annual incentives are intended to reward performance that contributes to our financial goals and supplement base salary, allowing us to provide a competitive compensation package to our executive officers. During the year ended September 30, 2024, the Compensation Committee worked with Blanchard to establish the Annual Non-Equity Cash Incentive Plan (“non-equity incentive plan”). This plan was implemented for the year ended September 30, 2025

The non-equity incentive plan uses a defined payout formula that is based on the achievement of a combination of overall company, department, individual, and discretionary performance criteria. The specific goals, weightings, and award opportunities are established each year with threshold, target and maximum levels. The non-equity incentive award is capped as a percentage of the individuals annual wage. The Compensation Committee and full Board review and approve goals and incentive participation each year. Individual participant goals and performance targets are communicated to participants annually in advance of the performance year.

For the year ended September 30, 2025, the following category metrics were used for the Chief Executive Officer and the President:

	Category Weighting (%)	Threshold	Target	Maximum	Fiscal 2025 Actual

Net Income	35.0	$17,607,100	$25,153,000	$32,699,000	$29,161,000
Return on average assets	10.0	0.90%	1.28%	1.66%	1.50%
Return on average equity	5.0	7.04%	10.06%	13.08%	11.56%
Non-performing asset ratio	12.5	0.98%	0.75%	0.53%	0.23%
Loan portfolio growth	7.5	$64,819,000	$92,598,000	$102,377,000	$42,680,000
Deposit growth (1)	7.5	$47,617,000	$68,024,000	$88,431,000	$74,615,000
Individual/discretion/other (2)	22.5	N/A	N/A	N/A	N/A
______________
(1)    Excludes brokered deposits.
(2)    Based on individual business plan goals.

For the year ended September 30, 2025, the following category metrics were used for the Executive Vice Presidents:

	Category Weighting (%)	Threshold	Target	Maximum	Fiscal 2025 Actual

Net Income	30.0	$17,607,100	$25,153,000	$32,699,000	$29,161,000
Return on average assets	10.0	0.90%	1.28%	1.66%	1.50%
Non-performing asset ratio	12.5	0.98%	0.75%	0.53%	0.23%
Loan portfolio growth	7.5	$64,819,000	$92,598,000	$120,377,000	$42,067,000
Deposit growth (1)	7.5	$47,617,000	$68,024,000	$88,431,000	$51,027,000
Individual/discretion/other (2)	32.5	N/A	N/A	N/A	N/A
______________
(1)    Excludes brokered deposits.
(2)    Based on individual business plan goals.

Under the non-equity incentive plan, incentive awards are calculated as a percentage of base salary. For the fiscal year ended September 30, 2025, participation levels for the named executive officers expressed as a percentage of base salary at October 1, 2025 at each category level were as follows:

	Threshold (%)	Target (%)	Maximum (%)	Overall Cap (%)

Dean J. Brydon	15.0	30.0	45.0	37.5
Jonathan A. Fischer	15.0	30.0	45.0	37.5
Matthew J. DeBord	10.0	25.0	40.0	32.5

Non-equity incentive awards may be paid only if the following conditions are met: (1) the most recent safety and soundness regulatory exam must be satisfactory or better; (2) the individual executive officer must receive a satisfactory or better performance review for the year; (3) the non-equity incentive expense cannot cause Timberland Bank to fall below the well capitalized level set by regulators; and (4) a minimum net income level (50% of budget) must be achieved. Provided these conditions have been met, the Compensation Committee may use its discretion to increase or decrease the recommended incentive compensation amounts based on all available information and relevant factors.
Long-Term Incentive Compensation. Long-term incentive compensation is intended to reward executives for their performance, while encouraging them to remain employed by Timberland and Timberland Bank. We grant long-term compensation in the form of equity awards and contributions to the Timberland Bank ESOP and 401(k) Plan.
Equity-based compensation functions as a long-term incentive because awards are generally made with a five-year vesting schedule. In addition, the value of awards varies as a function of our financial performance. Awards are made either in the form of stock options or restricted stock. Awards may be subject to time- and/or performance-based conditions. We maintain the 2019 Equity Incentive Plan, which was approved by our shareholders. The plan is administered and interpreted by the Compensation Committee. Under the plan, the Committee determines which officers and key employees will receive awards, the number of shares subject to each option or shares of restricted stock awarded, and the vesting of the awards. Awards are based upon each executive officer's level of responsibility and expected contribution to Timberland and Timberland Bank. These factors differ from year to year, but are fundamentally driven by the Committee's view on what is necessary to most effectively support Timberland's business and leadership strategies. In addition, newly hired employees may receive awards at the time of their employment. The per share exercise price of an option will equal at least 100% of the fair market value of a share of common stock on the date the option is granted. All equity-based awards are subject to the approval of the Board of Directors.
Timberland Bank also maintains an ESOP and 401(k) Plan; however no shares remain available for allocation under the ESOP. Employees who are at least 18 years old and have at least one year of service are eligible to participate in the 401(k). Each year, we make a contribution of at least three percent of each participant's eligible compensation to the 401(k) portion of the plan.

Other Considerations
We have adopted a compensation clawback policy that complies with Section 10D of the Securities Exchange Act of 1934, as required by SEC and Nasdaq rules. The policy enables recovery of incentive-based compensation from covered executives in the event of an accounting restatement, all as defined in the policy. A copy of the policy has been filed as an exhibit to Timberland's 2023 Annual Report on Form 10-K. In addition, if Timberland is required to restate its financial statements due to material noncompliance with any financial reporting requirements, the Chief Executive Officer, President, Chief Financial Officer, Treasurer, and all Executive Vice Presidents must reimburse Timberland for (1) any bonus or other incentive- or equity-based compensation received that was based on the misstated financial results, and (2) any profits realized from the sale of Timberland securities that were awarded or vested based on the misstated financial results.
The Compensation Committee does not have a formal written policy guiding the timing of equity grants. All equity grants were made after formal Board approval. We have reviewed our equity grant practices and have confirmed that all past equity grants have been consistent with SEC guidelines.
Compensation Committee Report
The Compensation Committee of the Board of Directors of Timberland Bank has submitted the following report for inclusion in this Proxy Statement:
We have reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on the Committee's review of and the discussion with management with respect to the Compensation Discussion and Analysis, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
The foregoing report is provided by the following directors, who constitute the Compensation Committee:

Compensation Committee:	Kathy D. Leodler, Chair
Andrea M. Clinton
Parul Bhandari
This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under such acts.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table shows information regarding compensation earned by our named executive officers: (1) Dean J. Brydon, our principal executive officer; and (2) our two next most highly compensated officers who earned in excess of $100,000, who are Jonathan A. Fischer and Matthew J. DeBord.

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compen-sation ($)	All Other Compen- sation ($)(2)	Total ($)

Dean J. Brydon	2025	408,100	68,920	152,564	22,569	652,153
Chief Executive Officer	2024	385,000	55,116	144,375	20,280	604,771

Jonathan A. Fischer	2025	341,775	68,920	127,769	22,569	561,033
President and Chief Operating Officer	2024	325,500	55,116	122,063	20,280	522,959

Matthew J. DeBord	2025	280,219	68,920	91,071	22,382	462,592
Executive Vice President and Chief Lending Officer	2024	262,500	48,992	85,313	20,280	417,085
____________
(1)Represents the aggregate grant date fair value of awards, computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 15 of the Notes to Consolidated Financial Statements in Timberland's Annual Report on Form 10-K for the year ended September 30, 2025.
(2)The following table reflects all other compensation paid to our named executive officers for the year ended September 30, 2025.

Name	401(k) Plan Contribution ($)	Life Insurance Premiums ($)	Dividends Paid on Stock Awards ($)

Dean J. Brydon	20,700	480	1,389
Jonathan A. Fischer	20,700	480	1,389
Matthew J. DeBord	20,700	480	1,202
Employment Agreement. Timberland and Timberland Bank entered into amended employment agreements with Dean J. Brydon and Jonathan A. Fischer and a new employment agreement with Matthew J. DeBord on December 19, 2023, each with a three-year term. On each December 31 thereafter, the agreement term will be extended for an additional year unless either party gives at least 90 days prior written notice to the other that the employment period will not be extended, or the Board of Directors of Timberland or Timberland Bank (or in each case its designated committee) does not approve the renewal of the agreement. The agreements provide for an annual base salary of $408,100, $341,775 and $280,219 for Mr. Brydon, Mr. Fischer and Mr. DeBord, respectively, which is reviewed annually and may be increased at the discretion of the Board.
The agreements provide that the executives will be eligible to receive performance-based and discretionary bonuses, as well as employee benefits on as favorable a basis as other similarly situated and performing senior executives of Timberland and Timberland Bank. The agreements provide that compensation may be paid in the event of the executive's disability, death or termination, as described below under "Potential Payments Upon Termination."

Grants of Plan-Based Awards
The following table shows information regarding grants of plan-based awards made to our named executive officers for the fiscal year ended September 30, 2025.

Name	Grant Date	Estimated Possible Payouts Under Non-equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)

Dean J. Brydon		61,215	122,430	153,038
	09/23/25				2,000	68,920

Jonathan A. Fischer		51,266	102,533	128,166
	09/23/25				2,000	68,920

Matthew J. DeBord		28,022	70,055	91,071
	09/23/25				2,000	68,920
____________
(1)Represents the threshold, target and maximum award opportunities under the non-equity incentive plan for 2025. The actual awards for 2025 are presented in the Summary Compensation Table.
(2)Restricted stock awards vest ratably over the five-year period from the grant date, with the first 20% vesting one year after the grant date.

Outstanding Equity Awards
The following information with respect to outstanding equity awards as of September 30, 2025 is presented for the named executive officers. The named executive officers did not have any equity incentive plan awards.

		Option Awards (1)				Stock Awards (1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unxercisable	Option Exercise Price ($)	Option Expir- ation Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)

Dean J. Brydon	09/27/16	2,000	—	15.67	09/27/26
	09/23/17	2,000	—	29.69	09/23/27
	09/25/18	1,600	—	31.80	09/25/28
	09/24/19	1,500	—	27.14	09/24/29
	09/22/20	2,500	—	16.87	09/22/30
	09/28/21	2,000	500	28.23	09/28/31
	09/27/22	1,500	1,000	27.40	09/27/32
						4,490	149,427

Jonathan A. Fischer	09/27/16	2,000	—	15.67	09/27/26
	09/23/17	2,000	—	29.69	09/23/27
	09/25/18	1,600	—	31.80	09/25/28
	09/24/19	1,500	—	27.14	09/24/29
	09/22/20	2,500	—	16.87	09/22/30
	09/28/21	2,000	500	28.23	09/28/31
	09/27/22	1,500	1,000	27.40	09/27/32
						4,490	149,427

Matthew J. DeBord	09/23/17	2,000	—	29.69	09/23/27
	09/25/18	1,600	—	31.80	09/25/28
	09/24/19	1,400	—	27.14	09/24/29
	09/22/20	1,200	—	16.87	09/22/30
	09/28/21	1,600	400	28.23	09/28/31
	09/27/22	1,200	800	27.40	09/27/32
						4,180	139,110
____________
(1)Equity awards vest ratably over the five-year period from the grant date, with the first 20% vesting one year after the grant date.
(2)Based on the closing price of Timberland common stock of $33.28 on September 30, 2025.

Potential Payments Upon Termination
We have entered into agreements with the named executive officers that provide for potential payments upon disability, termination and death. In addition, our equity plans also provide for potential payments upon termination. The following table shows, as of September 30, 2025, the value of potential payments and benefits following a termination of employment under a variety of scenarios.

	Involuntary Termination ($)	Involuntary Termination Following Change in Control ($)	Death ($)	Disability ($)

Dean J. Brydon
Employment Agreement	937,440	1,071,522	—	—
Equity Plans	—	160,192	160,192	160,192

Jonathan A. Fischer
Employment Agreement	788,211	1,033,509	—	—
Equity Plans	—	160,192	160,192	160,192

Matthew J. DeBord
Employment Agreement	649,431	686,990	—	—
Equity Plans	—	148,194	148,194	148,194
Employment Agreements. Timberland and Timberland Bank entered into amended employment agreements with Dean J. Brydon and Jonathan A. Fischer and a new employment agreement with Matthew J. DeBord on December 19, 2023. The agreements provide that compensation may be paid in the event of the executive's disability, termination and death.
The employment agreements provide for severance benefits in the event the executive's employment is terminated by Timberland and Timberland Bank, other than for cause or as a result of his death or disability, or if the employment is terminated by the executive for good reason ("Termination"). For a Termination not in connection with a change in control, the executive would be entitled to continued payments of his base salary as in effect at the time of Termination, including the pro rata portion of any incentive award that would have been payable had the employee continued to be employed (except that if Mr. DeBord's Termination occurs before the first anniversary of the agreement effective date, then the payment would be limited to one year's salary plus the pro rata portion of any incentive award), plus continued medical, dental, life insurance, and other benefits for the executive and his beneficiaries for the remaining term of the agreement. For a Termination occurring after a change in control event, the executive would be entitled to receive an amount equal to 299% of his "base amount" as defined under Section 280G of the Internal Revenue Code, payable in a lump sum within 25 days of the change in control, and continued benefits for the remaining term of the agreement. The "base amount" excludes gains attributable to compensation related to equity awards provided by Timberland and Timberland Bank. The agreement is subject to the golden parachute payment restrictions of Section 280G and other regulatory provisions, as well as Timberland's clawback policy.
In the event of the death of the executive while employed, Timberland and Timberland Bank will jointly pay to the executive's estate, or such person as the executive may have previously designated in writing, the salary which was not previously paid to the executive and which he would have earned if he had continued to be employed under the agreement through the last day of the calendar month in which the executive died, together with the benefits provided under the agreement through such date.
The employment agreements provide that if the executive becomes entitled to benefits under the terms of the then-current disability plan, if any, of Timberland or Timberland Bank or becomes otherwise unable to fulfill his duties under the employment agreement, he will be entitled to receive such group and other disability benefits, if any, as are then provided for executive employees. In the event of the executive's disability, the agreement will not be suspended, except that (1) the obligation to pay the executive's salary will be reduced by the amount of disability income benefits he receives and (2) upon a resolution adopted by a majority of the disinterested members of the Board of Directors or the Compensation Committee, Timberland and Timberland Bank may discontinue payment of the executive's salary beginning six months following a determination that he has become entitled to benefits under the disability plan or is otherwise unable to fulfill his duties under the employment agreement.
The employment agreements contain restrictive covenants prohibiting the unauthorized disclosure of confidential information of Timberland or its affiliates during and after employment with Timberland and Timberland Bank. The agreements also prohibit the executive from competing with Timberland and its affiliates and for soliciting their employees or customers during employment and after termination of employment for any reason. The non- solicitation and non-competition provisions apply for a period of six months following any termination.
Equity Plans. The 2014 Equity Incentive Plan and 2019 Equity Incentive Plan provide that upon a change in control of Timberland followed by an involuntary termination of the award recipient within 12 months of the change in control or upon the termination of the award recipient's service due to death or disability, all unvested awards under the relevant plan shall become exercisable in the case of stock options, or vest in the case of restricted stock, as of the date of the termination.
Compensation Committee Interlocks and Insider Participation
No members of the Compensation Committee were officers or employees of Timberland or any of its subsidiaries during the year ended September 30, 2025, nor were they formerly Timberland officers or had any relationships otherwise requiring disclosure.

Pay Versus Performance
In August 2022 pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act ("Dodd-Frank Act"), the SEC adopted Item 402(v) of Regulation S-K, requiring information about the relationship between executive compensation actually paid to our named executive officers and Timberland's financial performance.

Year	Summary Compensation Table Total for PEO (Brydon) ($)(1)	Compensa- tion Actually Paid to PEO (Brydon) ($)(2)	Summary Compensation Table Total for PEO (Sand) ($)(1)	Compensa- tion Actually Paid to PEO (Sand) ($)(2)	Average Summary Compensa- tion Table Total for Non-PEO NEOs ($)(1)	Average Compensa- tion Actually Paid to Non-PEO NEOs ($)(2)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($)(3)	Net Income ($)

2025	652,153	669,423	—	—	511,813	527,543	117.37	29,161,000

2024	604,771	624,821	—	—	470,022	488,259	112.86	24,283,000

2023	491,285	487,491	285,172	279,104	400,892	397,443	100.17	27,118,000
________
(1)Dean J. Brydon was appointed as Chief Executive Officer (principal executive officer ("PEO")) on February 1, 2023, succeeding Michael R. Sand. The compensation for Dean J. Brydon listed in the Summary Compensation Table for 2023 also includes $126,871 in compensation earned during the period (10/1/2022 - 1/31/2023) that he served as President and Chief Financial Officer. The compensation for Michael R. Sand listed in the Summary Compensation Table for 2023 also includes $20,460 for Board fees received after retiring as the Chief Executive Officer. The non-PEO named executive officers ("NEOs") for 2025, 2024 and 2023 are Jonathan A. Fischer and Matthew J. DeBord.
(2)The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by Timberland's NEOs. For 2025, these amounts reflect the Summary Compensation Table totals with certain adjustments, as follows:

Name	PEO ($)	Average of Non-PEO NEOs ($)
Summary Compensation Table Total	652,153	511,813
Decrease for amounts reported under the Stock Awards column in the Summary Compensation Table	(68,920)	(68,920)
Increase for fair value at year-end of awards granted during year that remain unvested as of year-end	66,560	66,560
Increase for change in fair value from prior period year-end to vesting date of award granted in prior years that vested during the year	12,050	11,129
Increase for change in fair value at year-end of awards granted in prior years that remain unvested as of year-end	7,580	6,961
Compensation Actually Paid ("CAP")	669,423	527,543
(3)Total Shareholder Return ("TSR") assumes $100 invested on September 30, 2023, with all dividends reinvested.

The following charts illustrate the relationship between the compensation actually paid to our named executive officers, calculated in accordance with Item 402(v) of Regulation S-K, and Timberland's total shareholder returns on a cumulative basis, assuming an investment of $100 on September 30, 2023 and all dividends reinvested, and net income over the two most recently completed fiscal years.

Total Shareholder Return versus Compensation Actually Paid
$1,200
$1,000
$800
$600
$400
$200
$—
Compensation ($000s)
$125
$100
$75
$50
$25
$—
Total Shareholder Return on $100 Investment at Beginning of Period
2023
2024
2025
PEO CAP
Average NEO CAP
TSBK TSR

Net Income versus Compensation Actually Paid
Compensation ($000s)
$1,200
$1,000
$800
$600
$400
$200
$—
Net Income ($000s)
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$—
2023
2024
2025
PEO CAP
Average NEO CAP
Net Income

PROPOSAL 2 - ADVISORY VOTE ON EXECUTIVE COMPENSATION
Under the Dodd-Frank Act, we are required to include in our annual meeting proxy statements and present at the annual meeting of shareholders a non-binding shareholder resolution to approve the compensation of our named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC. This proposal, commonly known as a "say-on-pay" proposal, gives shareholders the opportunity to endorse or not endorse the compensation of Timberland's executives as disclosed in this Proxy Statement. We currently hold a say-on-pay vote every year. The proposal will be presented at the annual meeting in the form of the following resolution:
RESOLVED, that the shareholders approve the compensation of Timberland Bancorp, Inc.'s named executive officers as disclosed in the compensation tables and related material in the Proxy Statement for the 2025 annual meeting of shareholders.
This vote will not be binding on our Board of Directors and may not be construed as overruling a decision by the Board or create or imply any additional fiduciary duty on the Board. It will also not affect any compensation paid or awarded to any executive. The Compensation Committee and the Board may, however, take into account the outcome of the vote when considering future executive compensation arrangements.
Our executive compensation policies are designed to establish an appropriate relationship between executive pay and the annual and long-term performance of Timberland and Timberland Bank, to reflect the attainment of short- and long-term financial performance goals, to enhance our ability to attract and retain qualified executive officers, and to align to the greatest extent possible the interests of management and shareholders. Our Board of Directors believes that our compensation policies and procedures achieve these objectives. The Board of Directors unanimously recommends that you vote FOR approval of the compensation of our named executive officers as disclosed in this Proxy Statement.

AUDIT COMMITTEE REPORT
The Audit Committee reports as follows with respect to Timberland's audited financial statements for the fiscal year ended September 30, 2025:
•The Audit Committee has reviewed and discussed the 2025 audited financial statements with management;
•The Audit Committee has discussed with the independent registered public accounting firm, Delap LLP, the matters required to be discussed by PCAOB Auditing Standard 1301, Communications with Audit Committees;
•The Audit Committee has received written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm's independence; and
•The Audit Committee has, based on its review and discussions with management of the 2025 audited financial statements and discussions with the independent registered public accounting firm, recommended to the Board of Directors that Timberland's audited financial statements for the year ended September 30, 2025 be included in its Annual Report on Form 10-K.
The foregoing report is provided by the following directors, who constitute the Audit Committee:

Audit Committee:	Kelly A. Suter, Chair
David A. Smith
Michael J. Stoney
This report shall not be deemed to be incorporated by reference or by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under such acts.

PROPOSAL 3 - RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee operates under a written charter adopted by the Board of Directors. In fulfilling its oversight responsibility of reviewing the services performed by Timberland's independent registered public accounting firm, the Committee carefully reviews the policies and procedures for the engagement of the independent registered public accounting firm. The Audit Committee also discussed with Delap LLP the overall scope and plans for the audit, and the results of its audit. The Committee also reviewed and discussed with Delap LLP the fees paid, as described below.
The Audit Committee of the Board of Directors has selected Delap LLP as our independent registered public accounting firm for the year ending September 30, 2026 and that selection is being submitted to shareholders for ratification. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Delap LLP to our shareholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Timberland and our shareholders. Delap LLP served as our independent registered public accounting firm for the year ended September 30, 2025 and a representative of the firm will be present at the annual meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.
The Board of Directors unanimously recommends that you vote FOR the ratification of the appointment of Delap LLP as our independent registered public accounting firm.
The following table sets forth the aggregate fees billed, or expected to be billed, to Timberland and Timberland Bank by Delap LLP for professional services rendered for the fiscal years ended September 30, 2025 and 2024.

	Year Ended September 30,
	2025	2024
Audit Fees (1)(2)	$367,089	$377,225
Audit-Related Fees	—	—
Tax Fees (3)	23,000	22,000
All Other Fees (4)	31,000	30,000
_____________
(1)Includes fees for the annual audit and quarterly reviews of the consolidated financial statements, plus out-of- pocket expenses.
(2)Includes fees for the audit of internal control over financial reporting.
(3)Consists of fees for the preparation of income tax returns and tax advice.
(4)Includes fees for the audit of benefit plans.
The Audit Committee pre-approves all audit and permissible non-audit services to be provided by the independent registered public accounting firm and the estimated fees for these services in connection with its annual review of its charter. Pre-approval may be granted by action of the full Audit Committee or by delegated authority to one or more members of the Audit Committee. If this authority is delegated, all approved non-audit services will be presented to the Audit Committee at its next meeting for ratification. In considering non-audit services, the Audit Committee or its delegate will consider various factors, including but not limited to, whether it would be beneficial to have the service provided by the independent registered public accounting firm and whether the service could compromise the independence of the independent registered public accounting firm. All of the services provided by Delap LLP described above were approved by the Audit Committee.

MISCELLANEOUS
The Board of Directors is not aware of any business to come before the annual meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.
We will pay the cost of soliciting proxies. In addition to this mailing, our directors, officers and employees may also solicit proxies personally, electronically or by telephone without additional compensation. We will also reimburse brokers and other nominees for their expenses in sending these materials to you and obtaining your voting instructions.
Our annual report to shareholders, including financial statements, will be mailed on or about December 17, 2025 to all shareholders of record as of the close of business on the record date. Any shareholder who has not received a copy of the annual report may obtain a copy by writing to the Corporate Secretary, Timberland Bancorp, Inc., 624 Simpson Avenue, Hoquiam, Washington 98550. The annual report is not to be considered as part of the proxy solicitation material or as having been incorporated herein by reference. In addition, a copy our Annual Report on Form 10-K for the fiscal year ended September 30, 2025 is available to each record and beneficial owner of Timberland's common stock without charge upon written request to the Corporate Secretary at the address given above.

SHAREHOLDER PROPOSALS
Our Articles of Incorporation provide that in order for a shareholder to make nominations for the election of directors or proposals for business to be brought before a meeting, a shareholder must deliver notice of such nominations and/or proposals to the Corporate Secretary not less than 30 nor more than 60 days prior to the date of the meeting; provided that if less than 31 days' notice of the meeting is given to shareholders, such written notice must be delivered not later than the close of the tenth day following the day on which notice of the meeting was mailed to shareholders. We anticipate that, in order to be timely, shareholder nominations or proposals intended to be made at the annual meeting must be made by December 28, 2025. As specified in the Articles of Incorporation, the notice with respect to nominations for election of directors must set forth certain information regarding each nominee for election as a director, including the person's name, age, business address and number of shares of common stock held, a written consent to being named in the Proxy Statement as a nominee and to serving as a director, if elected, and certain other information regarding the shareholder giving such notice. The notice with respect to business proposals to be brought before the annual meeting must state the shareholder's name, address and number of shares of common stock held, a brief discussion of the business to be brought before the annual meeting, the reasons for conducting such business at the meeting, and any interest of the shareholder in the proposal.
Proposals of shareholders intended to be presented at next year's annual meeting of shareholders must be received at the executive office at 624 Simpson Avenue, Hoquiam, Washington 98550, no later than August 19, 2026. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act, and as with any shareholder proposal (regardless of whether included in our proxy materials), our Articles of Incorporation and Bylaws. Shareholders who intend to solicit proxies in support of director nominees other than our nominees at next year's annual meeting of shareholders must provide notice that sets forth the information required under Rule 14a-19 of the Securities Exchange Act no later than November 28, 2026.
BY ORDER OF THE BOARD OF DIRECTORS

/s/Jonathan A. Fischer
JONATHAN A. FISCHER
CORPORATE SECRETARY
Hoquiam, Washington
December 17, 2025

TIMBERLAND BANCORP, INC.
ATTN: JONATHAN A. FISCHER
624 SIMPSON AVENUE
HOQUIAM, WA 98550

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on January 26, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TSBK2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on January 26, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V81646-P41042

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TIMBERLAND BANCORP, INC.

The Board of Directors recommends a vote "For All" the following nominees listed below:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

Three-year Term

01) Dean J. Brydon
02) Michael J. Stoney
03) Kelly A. Suter

The Board of Directors recommends a vote "FOR" proposal 2.

The Board of Directors recommends a vote "FOR" proposal 3.

NOTE: In their discretion, upon such other matters as may properly come before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary capacity, please give your full title. If shares are held jointly, each holder should sign. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V81647-P41042

REVOCABLE PROXY

TIMBERLAND BANCORP, INC.
Annual Meeting of Shareholders
January 27, 2026 at 1:00 PM, local time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints the official Proxy Committee of the Board of Directors of Timberland Bancorp, Inc. ("Timberland") with full powers of substitution, as attorneys and proxies for the undersigned, to vote all shares of common stock of Timberland which the undersigned is entitled to vote at the Annual Meeting of Shareholders, to be held virtually at www.virtualshareholdermeeting.com/TSBK2026, at 1:00 PM, local time, on January 27, 2026, and at any and all adjournments thereof, as indicated.

The undersigned acknowledges receipt from Timberland prior to the execution of this proxy of the Notice of Annual Meeting of Shareholders, a Proxy Statement dated December 17, 2025, and the 2025 Annual Report to Shareholders.

This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted FOR all the nominees listed, FOR proposal 2, and FOR proposal 3. If any other business is presented at the annual meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the meeting. This proxy also confers discretionary authority on the Proxy Committee to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and matters incident to the conduct of the annual meeting.

Should the undersigned be present and elect to vote at the annual meeting or at any adjournment thereof and after notification to the Corporate Secretary of Timberland at the meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

Please complete, date, sign and mail this proxy promptly in the enclosed postage-prepaid envelope. You may also vote by telephone or the Internet by following the instructions on the reverse side.

Continued and to be signed on reverse side